CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the use in this Registration Statement on Form SB-2 of our report dated July 11, 2003 relating to the combined financial statements of J. Holder, Inc. and VOM, LLC as of December 31, 2002 and to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ SPICER JEFFRIES LLP


Denver, Colorado
January 14, 2005